Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VirnetX Holding Corporation Amended and Restated 2013 Equity Incentive Plan of our report dated March 24, 2026, with respect to the consolidated financial statements of VirnetX Holding Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Farber Hass Hurley LLP

Farber Hass Hurley LLP

Chatsworth, California
June 17, 2026